UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2008
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
  Greensboro, North Carolina  27409-9421
  (Address of principal executive offices)
  (Zip Code)

(336) 664-1233

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

            This Amendment No. 1 to the Current Report on Form 8-K filed on May 6, 2008 (the "Original Form 8-K") is being filed by RF Micro Devices, Inc. (the "Company") to provide information that was not available at the time of filing of the Original Form 8-K.

            In the Original Form 8-K, the Company announced that it was reducing its investments in wireless systems, including cellular transceivers and GPS solutions, in order to focus on core semiconductor component opportunities, including cellular front ends and other components in the Company's Cellular Products Group and the expanding portfolio of semiconductor components in its Multi-Market Products Group (the "Strategic Restructuring").  At the time of filing of the Original Form 8-K, the Company was unable in good faith to provide more detailed estimates of all of the costs expected to be incurred as a result of the Strategic Restructuring.  In accordance with Item 2.05 of Form 8-K, the Company is filing this Amendment No. 1 to provide more detail regarding these estimates of the Company's anticipated costs.

            In connection with the Strategic Restructuring, the Company anticipates that it will record total restructuring charges of approximately $40.0 million to $50.0 million, which consist of approximately $7.0 million to $8.0 million related to one-time employee termination benefits, approximately $19.0 million to $25.0 million related to impaired assets, and approximately $14.0 million to $17.0 million of expenditures related to lease and other contract termination costs.  Of these amounts, approximately $25.0 million to $30.0 million relates to non-cash charges and approximately $15.0 million to $20.0 million relates to cash expenditures.  The Company recognized certain of these non-cash charges and cash expenditures during the Company's first fiscal 2009 quarter and expects to recognize the majority of the remainder by the end of the Company's third fiscal 2009 quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                            RF Micro Devices, Inc.

                                                                                                            By: /s/ William A. Priddy, Jr.
                                                                                                                       William A. Priddy, Jr.
                                                                                                                        Chief Financial Officer and Corporate Vice
                                                                                                                        President of Administration

Date:  August 7, 2008